EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in registration statement nos. 333-17027, 333-26047 and 333-34492 of PW Eagle, Inc. (formerly Eagle Pacific Industries, Inc.) on Form S-8 of our report dated March 9, 1999, appearing in this Annual Report on Form 10-K of PW Eagle, Inc. for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Minneapolis, Minnesota March 30, 2001

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